UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

SOMAXON PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 3, 2010, Somaxon Pharmaceuticals, Inc. (“Somaxon”) received a notice from each of Actavis Elizabeth LLC (“Actavis”) and Mylan Pharmaceuticals Inc. (“Mylan”) that each has filed with the U.S. Food and Drug Administration (the “FDA”) an Abbreviated New Drug Application (“ANDA”) for a generic version of Silenor® (doxepin) 3 mg and 6 mg tablets. Somaxon believes that at least one of the ANDAs filed by Actavis or Mylan is the ANDA identified by Somaxon in its press release issued on October 18, 2010. The notices each included a “paragraph IV certification” with respect to seven of the eight patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book, for Silenor. A paragraph IV certification is a certification by a generic applicant that in the opinion of that applicant, the patent(s) listed in the Orange Book for a branded product are invalid, unenforceable, and/or will not be infringed by the manufacture, use or sale of the generic product.

Somaxon is currently reviewing the details of the notices. Under the Hatch-Waxman Act, if Somaxon initiates a patent infringement suit asserting infringement of any of the patents identified in a paragraph IV notice within 45 days after its receipt of such notice, the FDA shall not approve the ANDA until the earlier of 30 months, or a decision that all of such patents are not infringed or invalid, unless either party to the action failed to cooperate reasonably to expedite the infringement action.

Somaxon intends to vigorously enforce its intellectual property rights relating to Silenor, but cannot predict the outcome of this matter. Silenor is protected by eight patents covering approved methods of use of the product and its formulation, all of which are listed in the Orange Book.

For a discussion of risks related to the ANDA filing, see the discussion of “Intellectual Property” under the “Business” section and the “Risk Factors” section of Somaxon’s Annual Report on Form 10-K for the year ended December 31, 2009 filed by Somaxon with the Securities and Exchange Commission on March 18, 2010, including the risk factor under the heading “Restrictions on or challenges to our patent rights relating to our products and limitations on or challenges to our other intellectual property rights may limit our ability to prevent third parties from competing against us,” as well as any updates to such sections contained in Somaxon’s subsequent Quarterly Reports on Form 10-Q or other public disclosure documents.

Somaxon cautions readers that statements included in this report that are not a description of historical facts are forward-looking statements. For example, statements regarding Somaxon’s intention to vigorously enforce its patent rights are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents; the possible introduction of generic competition of Silenor; Somaxon’s ability to successfully commercialize Silenor; Somaxon’s dependence on sales of Silenor; Somaxon’s reliance on its co-promotion partner, Procter & Gamble, and its contract sales force provider, Publicis, for critical aspects of the commercial sales process for Silenor; the performance of Procter & Gamble and Publicis and their adherence to the terms of their contracts with Somaxon; the ability of Somaxon’s sales management personnel to effectively manage the sales representatives employed by Publicis; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully launch commercial sales or meet anticipated market demand; Somaxon’s ability to raise sufficient capital to fund its operations, including any patent infringement litigation, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: November 3, 2010
By: /s/ Matthew W. Onaitis
Name: Matthew W. Onaitis
Title: Senior Vice President and General Counsel